Exhibit 77c
-----------

     On December 27, 2002 a Special Meeting of Shareholders of Markman MultiFund Trust (the "Trust") was held to approve an Agreement and Plan of Reorganization. Shareholders of the Trust approved the Agreement and Plan of Reorganization by a vote as follows:

AGGRESSIVE ALLOCATION PORTFOLIO
                                                   Number of Shares
                                    --------------------------------------------
                                    For              Against         Abstain
                                    ---              -------         -------
                                    2,425,375.031    145,274.170     10,839.854
CONSERVATIVE ALLOCATION PORTFOLIO
                                                   Number of Shares
                                    --------------------------------------------
                                    For              Against         Abstain
                                    ---              -------         -------
                                    867,195.444      82,730.822      5,897.612

MODERATE ALLOCATION PORTFOLIO
                                                   Number of Shares
                                    --------------------------------------------
                                    For              Against         Abstain
                                    ---              -------         -------
                                    1,732,389.718    125,406.174     20,207.792